Exhibit 23.2

CONSENT OF NETHERLAND SEWELL & ASSOCIATES, INC.

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

Netherland Sewell & Associates, Inc.

By:	/s/ Danny D. Simmons
Executive Vice President

Houston, Texas

March 3, 2006